[Merger Agreement, dated May 14, 2004]

Exhibit 2.1

     CONVENIO DE FUSIÓN (EL “CONVENIO”) QUE CELEBRAN POR UNA PARTE DESARROLLADORA DE CASAS DEL NOROESTE, S.A. DE C.V., (EN LO SUCESIVO “DECANO”), REPRESENTADA EN ESTE ACTO POR EL SEÑOR CLEOFÁS HINIJOSA SÁENZ, COMO SOCIEDAD FUSIONANTE Y DESARROLLADORA HOMEX, S.A. DE C.V. Y ALTOS MANDO DE NEGOCIOS, S.A. DE C.V., EN SU CARÁCTER DE ACCIONISTAS DE DECANO (EN LO SUCESIVO LOS “ACCIONISTAS DE DECANO”), REPRESENTADAS EN ESTE ACTO POR EL SEÑOR CLEOFÁS HINIJOSA SÁENZ, Y POR LA OTRA PARTE ECONOBLOCK, S.A. DE C.V. (EN LO SUCESIVO “ECONOBLOCK”), REPRESENTADA EN ESTE ACTO POR EL SEÑOR GERARDO DE NICOLÁS GUTIÉRREZ, COMO SOCIEDAD FUSIONADA Y JOSEFINA GUTIERREZ PANDO DE NICOLAS, GERARDO DE NICOLAS GUTIERREZ Y JOSE IGNACIO DE NICOLAS GUTIERREZ EN SU CARÁCTER DE ACCIONISTAS DE ECONOBLOCK (EN LO SUCESIVO LOS “ACCIONISTAS DE ECONOBLOCK” Y CONJUNTAMENTE CON ECONOBLOCK, DECANO Y ACCIONISTAS DE DECANO, LAS “PARTES”), AL TENOR DE LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS:

DECLARACIONES

I.	Declaran Decano y los Accionistas de Decano a través de su representante:

a)	Que Decano es una sociedad mercantil debidamente constituida y válidamente existente conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública número 426 de fecha 21 de junio de 1994, otorgada ante la fe del Lic. Gerardo Gaxiola Díaz, Notario Público número 167 de la ciudad de Navolato, Sinaloa.

b)	Que su representante cuenta con las facultades legales necesarias para celebrar el presente convenio y obligarlos en los términos del mismo y que a esta fecha dichas facultades no le han sido revocadas o limitadas en forma alguna.

c)	Que mediante asamblea general extraordinaria de accionistas fecha 14 de mayo de 2004 se aprobó la fusión de Decano como sociedad fusionante y Econoblock como sociedad fusionada, así como la celebración del presente Convenio en los términos y condiciones que se establecen más adelante.

d)	Que a esta fecha su capital social suscrito y pagado asciende a la cantidad de $67’100,000.00 (Sesenta y siete millones cien mil pesos 00/100 Moneda Nacional) y se encuentra representado por 134,200 acciones ordinarias, nominativas.

e)	Que es su deseo celebrar el presente convenio en los términos y condiciones que se establecen a continuación.

II.	Declaran Econoblock a través de su representante y los Accionistas de Econoblock:

a)	Que Econoblock es una sociedad mercantil debidamente constituida y válidamente existente conforme a las leyes de los Estados Unidos Mexicanos, según consta en la escritura pública número 2,633 de fecha 24 de enero de 1994, otorgada ante la fe del Lic. Manuel Díaz Salazar, Notario Público número 134 de Culiacán, Sinaloa.

b)	Que su representante cuenta con las facultades legales necesarias para celebrar el presente convenio y obligar a sus representados en los términos del mismo y que a esta fecha dichas facultades no le han sido revocadas o limitadas en forma alguna.

c)	Que mediante asamblea general extraordinaria de accionistas de fecha 14 de mayo de 2004 se aprobó la fusión de Decano como sociedad fusionante y Econoblock como sociedad fusionada, así como la celebración del presente Convenio en los términos y condiciones que se establecen más adelante.

d)	Que a esta fecha su capital social suscrito y pagado de Econoblock asciende a la cantidad de $9’082,000.00 (Nueve millones ochenta y dos mil pesos pesos 00/100 Moneda Nacional) y se encuentra representado por 9,082 acciones ordinarias, nominativas.

e)	Que los estados financieros auditados de Econoblock al 31 de diciembre de 2003 y del 31 de marzo de 2004, de los que se anexa un ejemplar como Anexo “1”, reflejan fiel, veraz y razonablemente la situación financiera de Econoblock (los “Estados Financieros”).

f)	Que los activos de Econoblock al 31 de diciembre 2003 son los que aparecen registrados en los Estados Financieros y que no están sujetos a gravamen o limitación alguna de dominio.

g)	Que Econoblock no tiene pasivos u obligaciones que no están debidamente registrados en los Estados Financieros del 31 de diciembre de 2003 y del 31 de marzo de 2004 y que no existe a partir de la última fecha algún pasivo u obligación nueva por mas de $866,930.00 (Ochocientos sesenta y seis mil novecientos treinta pesos 00/100 M.N.).

h)	Que durante el periodo entre el 31 de marzo de 2004 y el presente convenio de fusión, no ha ocurrido evento alguno que pueda afectar en forma adversa la situación financiera o resultados de operación de Econoblock en más de $866,930.00 (Ochocientos sesenta y seis mil novecientos treinta pesos 00/100 M.N.).

i)	Que no tienen conocimiento de procedimiento o litigio de importancia que pueda afectar en forma adversa la situación financiera o resultados de operación de Econoblock, o que pueda afectar la validez, legalidad o exigibilidad del presente convenio o de los actos que en el mismo se establecen.

j)	Que es su deseo celebrar el presente convenio en los términos y condiciones que se establecen a continuación.

     En virtud de las anteriores declaraciones, las partes acuerdan en otorgar las siguientes:

CLÁUSULAS

     Primera.- Las Partes, acuerdan en este acto fusionar Econoblock, como sociedad fisionada en Decano como sociedad fusionante, en el entendido que, al momento de surtir efectos la fusión conforme a lo que se establece más adelante, Decano como sociedad fusionante subsistirá y Econoblock como sociedad fusionada quedará extinguida.

     Segunda.- La fusión surtirá efectos legales entre las Partes y para efectos fiscales, contables y financieros el 15 de mayo de 2004 y ante terceros, de conformidad con el artículo 224 de la Ley General de Sociedades Mercantiles, a partir de la fecha en que se inscriban los acuerdos de fusión correspondientes en el Registro Público de Comercio correspondiente, siempre y cuando hayan obtenido el consentimiento por escrito de sus acreedores o hayan liquidado a la fecha de la inscripción a aquellos acreedores de quienes no se haya recabado el consentimiento señalado. La fusión quedará sujeta a la condición resolutoria consistente en que Desarrolladora Homex, S.A. de C.V. no logre realizar una colocación mediante una oferta pública a través de la Bolsa Mexicana de Valores y/o de la Bolsa de Nueva York (New York Stock Exchange) de una parte de las acciones que conforman su capital social a más tardar el 30 de septiembre de 2004. De no realizarse dicha colocación en la fecha señalada, la fusión quedará sin efectos retrotrayéndose a la fecha del presente contrato.

     Tercera.- En la fecha en que surta efectos la fusión en términos del primer párrafo de la cláusula Segunda anterior:

a)	Decano resultará causahabiente a título universal de todos y cada uno de los derechos y obligaciones de Econoblock, quedando incorporados a su patrimonio todos los activos y pasivos de dicha sociedad fusionada, sin reserva ni limitación alguna y sin necesidad de cualquier acto jurídico posterior, salvo por lo que se indique más adelante.

b)	Decano adquirirá el dominio directo de todos los bienes físicos y jurídicos, muebles e inmuebles, así como cualesquiera derechos determinados o indeterminados, principales o accesorios, incluyendo de mantera enunciativa, cualesquiera derechos de propiedad intelectual o industrial, derechos derivados de concesiones o permisos de cualquier naturaleza y demás bienes que integren los activos de Econoblock a la fecha en que surta efectos la fusión acordada en términos de la cláusula Segunda anterior, así como de aquellos de los que Econoblock pudiere o resultare ser titular en el futuro por virtud de actos o hechos anteriores o posteriores al momento en que surta efectos la fusión acordada.

c)	Decano reconocerá todos los contratos civiles, mercantiles, administrativos y de cualquier otra índole que haya celebrado Econoblock hasta la fecha en que surta efectos la fusión, y se subrogará en todos sus derechos y obligaciones derivados de los mismos o que surjan con motivo de los ellos.

d)	Decano asumirá todas las obligaciones y créditos de cualquier naturaleza, sean principales, derivados o accesorios, que integren los pasivos de Econoblock al momento en que surta efectos la fusión, en el entendido que, todos y cada uno de dichos pasivos se extinguirán mediante su puntual y oportuno cumplimiento por parte de Decano, en las fechas de pago establecidas en los actos jurídicos que los hubieren originado o que resulten en términos de la legislación aplicable.

     Cuarta.- Como consecuencia de la fusión acordada en el presente Convenio, y de conformidad con las resoluciones adoptadas en las asambleas generales extraordinarias de los accionistas de Decano y Econoblock a que se hace referencia en las declaraciones I c) y II c) anteriores, al surtir efectos la fusión:

a)	El capital social de Decano aumentará en su parte variable en la cantidad de $9’082,000.00 (Nueve millones ochenta y dos mil pesos 00/100 Moneda Nacional).

b)	El capital social de Decano queda en la cantidad de $76’182,000.00 (Setenta y seis millones ciento ochenta y dos mil pesos 00/100 Moneda Nacional), de los cuales $50,000.00 (Cincuenta mil pesos 00/100 Moneda Nacional) corresponden al capital mínimo fijo, y $76’132,000.00 (Setenta y seis millones ciento treinta y dos mil pesos 00/100 Moneda Nacional), a la parte variable del capital social.

c)	Como consecuencia del aumento de capital a que se refiere el inciso a) anterior, se emiten 7,945 nuevas acciones ordinarias, nominativas, mismas que serán entregadas a Josefina Gutiérrez Pando de De Nicolás, Gerardo De Nicolás Gutiérrez y a José Ignacio De Nicolás Gutiérrez, en calidad de nuevos accionistas de Decano.

     Quinta.- En virtud de lo acordado en la cláusula que antecede, en la fecha en que surta efectos la fusión, el capital social suscrito y pagado de Decano estará representado de la siguiente manera:

Accionistas	No. de Acciones		% Final
	Fijo	Variable
Desarrolladora Homex, S.A. de C.V.	199	134,000	94.410%
Altos Mandos de Negocios, S.A. de C.V.	1	—	0.001%

Accionistas	No. de Acciones		% Final
	Fijo	Variable
Josefina Gutiérrez Pando	—	3,134	2.205%
Gerardo de Nicolás	—	4,597	3.234%
José Ignacio de Nicolás	—	214	0.151%
Total	142,145		100.00%

     Sexta.- Decano y Econoblock acuerdan en este acto realizar las anotaciones y asientos que sean necesarios por virtud de la fusión, en los libros contables y corporativos de Decano y Econoblock.

     Asimismo, las Partes se obligan a realizar todos los actos que sean necesarios a efecto de inscribir los acuerdos de fusión contenidos en el presente Convenio en el Registro Público del Comercio y llevar a cabo la publicación de un extracto de dichos acuerdos así como de los estados financieros de cada una de las Partes al 31 de diciembre de 2003 y al 31 de marzo de 2004, en el periódico oficial del domicilio social de Decano y de Econoblock, nombrando como apoderados a Cleofas Hinojosa Sáenz y Gerardo de Nicolás Gutiérrez. Asimismo los Accionistas de Econoblock se obligan a publicar, conjuntamente, en los mismo términos señalados anteriormente el sistema establecido para la extinción de su pasivo.

     Séptima.- Para todo lo no previsto en este Convenio, resultan aplicables en lo conducente las disposiciones contenidas en los artículos 222 al 226 de la Ley General de Sociedades Mercantiles.

     Octava.- Los Accionistas de Econoblock se obligan a indemnizar a los Accionistas de Decano por los daños y perjuicios, así como cualquier disminución que pudiere resultar en los Estados Financieros de Econoblock al 31 de diciembre de 2003 y al 31 de marzo de 2004, mismos que se adjuntan al presente, y que se pudieren originar por la falsedad, omisión o error de importancia en las declaraciones contenidas en el apartado II de las Declaraciones.

     Novena.- Todos los avisos y notificaciones que deban darse las Partes en los términos del presente Convenio deberán hacerse por escrito, en forma indubitable, a los domicilios que se señalan a continuación:

Decano:
Andador Javier Mina No. 891-B
Colonia Centro Sinaloa,
C.P. 80200, Culiacán, Sinaloa.

Econoblock:

Callejón Bachihualato y Canal Canñedo S/N
Colonia Bachihualato
C.P. 80140, Culiacán Sinaloa.

     Décima.- Para la interpretación, cumplimiento y ejecución de este convenio, las partes se someten expresamente a las leyes aplicables y a la jurisdicción de los tribunales competentes de la Ciudad de Culiacán, Sinaloa, renunciando expresamente a cualquier otro fuero que pudiera corresponderles por razón de sus domicilios presentes o futuros o con motivo de la ubicación de sus bienes.

     En virtud de lo anterior, enteradas las Partes del contenido y alcance del presente Convenio, lo firman en dos ejemplares en la Ciudad de Culiacán, Sinaloa el 14 de mayo de 2004.

DESARROLLADORA DE CASAS DEL NOROESTE, S.A. DE C.V.

/s/ Cleofas Hinojosa Saenz

Por :Cleofás Hinojosa Sáenz
Cargo: Representante Legal

Los Accionistas de Decano

DESARROLLADORA HOMEX, S.A. DE C.V.

/s/ Cleofas Hinojosa Saenz

Por :Cleofás Hinojosa Sáenz
Cargo: Representante Legal

ALTOS MANDOS DE NEGOCIOS, S.A. DE C.V.

/s/ Cleofas Hinojosa Saenz

Por : Cleofás Hinojosa Sáenz
Cargo: Representante Legal

ECONOBLOCK, S.A. DE C.V.

/s/ Gerardo de Nicolás Gutiérrez

Por: Gerardo de Nicolás Gutiérrez
Cargo: Representante Legal

Los Accionistas de Econoblock

/s/ Josefina Gutiérrez Pando

Por: Josefina Gutiérrez Pando

/s/ Gerardo de Nicolás Gutiérrez

Por: Gerardo de Nicolás Gutiérrez

/s/ José Ignacio de Nicolás Gutiérrez

Por: José Ignacio de Nicolás Gutiérrez

[English Translation For Informational Purposes Only]

MERGER AGREEMENT (“THE AGREEMENT”) ENTERED INTO BY AND BETWEEN DESARROLLADORA DE CASAS DEL NOROESTE, S.A. DE C.V. (HEREINAFTER REFERRED TO AS “DECANO”), REPRESENTED IN THIS ACT BY MR. CLEOFAS HINOJOSA SAENZ, AS THE BUYER; AND BY DESARROLLADORA HOMEX, S.A. DE C.V. AND ALTOS MANDOS DE NEGOCIOS, S.A. DE C.V., ACTING AS DECANO’S SHAREHOLDERS (HEREINAFTER REFERRED TO AS “DECANO’S SHAREHOLDERS”); BEING REPRESENTED IN THIS ACT BY MR. CLEOFAS HINOJOSA SAENZ, AND ECONOBLOCK, S.A. DE C.V. (HEREINAFTER REFERRED TO AS “ECONOBLOCK”), REPRESENTED IN THIS ACT BY MR. GERARDO DE NICOLÁS GUTIÉRREZ AS THE COMPANY AND BY MRS. JOSEFINA GUTIÉRREZ PANDO DE NICOLAS, MR. GERARDO DE NICOLÁS GUTIÉRREZ AND MR. JOSÉ IGNACIO DE NICOLÁS GUTIÉRREZ, ACTING AS ECONOBLOCK’S SHAREHOLDERS (HEREINAFTER REFERRED TO AS “ECONOBLOCK’S SHAREHOLDERS” AND JOINTLY WITH ECONOBLOCK, DECANO AND DECANO’S SHAREHOLDERS REFERRED TO AS “THE PARTIES”), PURSUANT TO THE FOLLOWING REPRESENTATIONS AND CLAUSES:

REPRESENTATIONS

I.	Decano and Decano’s Shareholders state through their representative that:

a)	Decano is a business corporation duly incorporated and legally in existence pursuant to the laws of the United States of Mexico, as recorded in Notarized Document No. 426 dated June 21, 1994, sworn to before the attorney Gerardo Gaxiola Díaz, Notary Public No. 167 of the City of Navolato, Sinaloa.

b)	Their representative holds the required legal powers to execute the Agreement and bind its principals to the terms thereof, and that as of this date said powers have not been revoked or limited in any manner whatsoever.

c)	Through a special meeting of the shareholders held on May 14, 2004, the merger between Decano (as the buyer) and Econoblock (as the company) was approved, as well as the execution of the foregoing Agreement, pursuant to the terms and conditions hereinunder set forth.

d)	As of this date their subscribed and paid-in capital stock is Ps.67,100,000.00, which is represented by 134,200 shares of nominated common stock.

e)	It is their wish to execute this Agreement pursuant to the terms and conditions hereinunder set forth.

II.	Econoblock and Econoblock shareholders state through their representative that:

a)	Econoblock is a business corporation duly incorporated and legally in existence pursuant to the laws of the United States of Mexico, as recorded in Notarized Document No. 2,633 dated January 24, 1994, sworn to before the attorney Manuel Díaz Salazar, Notary Public No. 134 of the City of Culiacán, Sinaloa.

b)	Their representative holds the required legal powers to execute the Agreement and bind its principals to the terms thereof, and that as of this date said powers have not revoked or limited in any manner whatsoever.

c)	Through a special meeting of the shareholders held on May 14, 2004, the merger between Decano (as the buyer) and Econoblock (as the company) was approved, as well as the execution of the foregoing Agreement, pursuant to the terms and conditions hereinunder set forth.

d)	As of this date their subscribed and paid-in capital stock is Ps.9,082,000.00, which is represented by 9,082 shares of nominated common stock.

e)	The audited financial statements of Econoblock as of December 31, 2003 and March 31, 2004, herewith attached as Annex “1,” are a true, accurate and reasonable reflection of Econoblock’s financial condition.

f)	The assets of Econoblock as of December 31, 2003 are as registered in the Financial Statements and are not subject to any liens or property-ownership limitations of any kind.

g)	Econoblock has no liabilities or obligations not duly recorded in the Financial Statements as of December 31, 2003 and March 31, 2004, and as of this latter date there is no new liability or obligation for more than Ps.866,930.00.

h)	During the period between March 31, 2004 and the execution of this Merger Agreement, no event has taken place that might adversely affect Econoblock’s financial condition or operating results for more than Ps.866,930.00.

i)	They have no knowledge of any significant procedure or litigation that might adversely affect Econoblock’s financial condition or operating results, or that could affect the validity, legality, or accountability of the foregoing Agreement or the acts therein set forth.

j)	It is their wish to execute this Agreement pursuant to the terms and conditions hereinunder set forth.

Pursuant to the above representations, the parties hereto agree to set forth the following:

CLAUSES

FIRST — The parties hereto agree through this Agreement to merge Econoblock, the Company, into Decano, the Buyer, with the understanding that when the Merger takes place, pursuant to what is set forth hereinafter, Decano, as the Buyer, shall be the surviving company, and Econoblock, as the Company, shall cease to exist.

SECOND — For legal purposes between the parties and for tax, accounting, and financial purposes to third parties, the merger date shall be May 15, 2004 pursuant to Article 224 of the General Corporations Act, as of the date the corresponding Merger Agreement is recorded before the corresponding Public Registry of Commerce, as long as they have obtained written consent from their creditors or have settled as of the date of registration with those creditors from whom no written consent has been obtained. The merger shall be subject to the resolved condition that Desarrolladora Homex S.A. de C.V. effects a public offering through the Mexican Stock Exchange and/or the New York Stock Exchange with regard to a portion of the shares comprising its capital stock by no later than September 30, 2004. The failure to execute said placement shall deem the merger canceled, being retroactive to the date on which this Agreement was executed.

THIRD — On the date the merger becomes effective, pursuant to the terms set forth in the first paragraph of the second clause above:

a)	Decano shall become the universal assignee of all the rights and liabilities of Econoblock, and all assets and liabilities belonging to the merged Company shall be incorporated with its current assets and liabilities, without restraint or limitation of any kind, and without the need for any subsequent legal act, unless such legal act is set forth hereinafter.

b)	Decano will acquire the legal ownership of all the physical and legal assets, personal and real property, as well as any determined and undetermined, main or subordinate rights, expressly including any intellectual or industrial right, rights arising from concessions or permits of whatever nature, and other properties comprised within the assets of Econoblock as of the date the merger thus agreed under the terms of the second clause above is in effect, as well as those that Econoblock could own or that might result in future ownership by virtue of the acts or actions prior or subsequent to the moment the agreed upon merger becomes effective.

c)	Decano shall acknowledge all contracts of a civil, commercial, administrative or other nature entered into by Econoblock up to the effective date of the merger, and Decano shall be substituted for Econoblock with regard to all the rights and obligations arising from such contracts or that might arise due to such contracts.

d)	Decano shall assume all the main, derived or accessory obligations and credits of whatever nature that form part of Econoblock’s liabilities at the time the merger becomes effective, provided that each and all of those liabilities shall be extinguished by timely and appropriate compliance on the part of Decano with respect to the payment dates set forth in the legal acts that originated them or resulting from the terms of the applicable legislation.

FOURTH — As a consequence of the merger herein agreed upon, and pursuant to the resolutions adopted at Decano and Econoblock’s extraordinary shareholders’ meetings mentioned under I c) and II c) above, when the merger becomes effective:

a)	Decano’s capital stock shall increase in its variable part to the amount of Ps.9,082,000.00.

b)	Decano’s capital stock shall be in the amount of Ps.76,182,000.00, with Ps.50,000.00 corresponding to the minimum fixed capital, and Ps.76,132,000.00 to the variable portion of the capital stock.

c)	Consequent upon the increase in capital as mentioned in paragraph a) above, 7,945 new common shares are issued. They shall be delivered to Josefina Gutiérrez Pando de Nicolás, Gerardo de Nicolás Gutiérrez and José Ignacio de Nicolás Gutiérrez as the new shareholders of Decano.

FIFTH — Pursuant to what has been agreed upon in the preceding clause, on the effective date of the merger the subscribed and paid-off capital stock of Decano shall be represented as follows:

Shareholders	# of Shares		Final %
	Fixed	Variable
Desarrolladora Homex, S.A. de C.V.	199	134,000	94.410%
Altos Mandos de Negocios, S.A. de C.V.	1	—	0.001%
Josefina Gutiérrez Pando	—	3,134	2.205%
Gerardo de Nicolás	—	4,597	3.234%
José Ignacio de Nicolás	—	214	0.151%
Total	142,145		100.00%

SIXTH — Decano and Econoblock herewith agree to make the necessary entries of record and registrations pursuant to the merger, doing so under the respective accounting and corporate books of Decano and Econoblock.

Likewise, the parties bind themselves to perform all the acts necessary to register the merger agreements included herein under the Commercial Registry, and to publish an extract of said agreements, as well as the financial statements of each of the parties as of December 31, 2003 and March 31, 2004 in the Official Gazette corresponding to the corporate domiciles of Decano and Econoblock, appointing Cleofas Hinojosa Saenz and Gerardo de Nicolás Gutiérrez to serve as agents. Likewise, the Shareholders of Econoblock bind themselves to jointly publish under the same terms stated before the agreed procedure, thereby extinguishing their liabilities.

SEVENTH — For everything that has not been foreseen herein, the provisions of sections 222 to 226 of the General Corporations Act shall apply when pertinent.

EIGHTH — The Shareholders of Econoblock bind themselves to indemnify the Shareholders of Decano for damages, as well as for any decline in the Financial Statements of Econoblock as of December 31, 2003 and as of March 31, 2004, which are attached hereto, and in which such decline could originate due to any important misrepresentation, omission or error in the statements included under paragraph II of the subject Financial Statements.

NINTH — All announcements and notifications to be made to the parties under the terms of this Agreement shall be made in writing, clearly stated, to the domiciles stated below:

Decano:
Andador Javier Mina No. 891-B
Colonia Centro Sinaloa,
C.P. 80200, Culiacán, Sinaloa.

Econoblock:
Callejón Bachihualato y Canal Cañedo S/N
Colonia Bachihualato
C.P. 80140, Culiacán Sinaloa.

TENTH — The parties expressly submit themselves to the applicable laws and jurisdiction of the competent court of the City of Culiacán, Sinaloa, for all matters related to the interpretation, fulfillment and execution of this Agreement. The parties expressly waive their right to any other forum that may correspond to them due to their current or future domiciles or due to the location of their assets.

By virtue of the above, after the parties have been advised of the content and scope of this Agreement they shall execute it in two copies in the City of Culiacán, Sinaloa, on May 14, 2004.

DESARROLLADORA DE CASAS DEL NOROESTE, S.A. DE C.V.

/s/ Cleofas Hinojosa Saenz
By: Cleofas Hinojosa Saenz
Position: Legal Representative

Decano’s Shareholders

DESARROLLADORA HOMEX, S.A. DE C.V.

/s/ Cleofas Hinojosa Saenz
By: Cleofas Hinojosa Saenz
Position: Legal Representative

ALTOS MANDOS DE NEGOCIOS, S.A. DE C.V.

/s/ Cleofas Hinojosa Saenz
By: Cleofas Hinojosa Saenz
Position: Legal Representative

ECONOBLOCK, S.A. DE C.V.

/s/ Gerardo de Nicolás Gutiérrez
By: Gerardo de Nicolás Gutiérrez
Position: Legal Representative

Econoblock’s Shareholders

/s/ Josefina Gutiérrez Pando
By: Josefina Gutiérrez Pando

/s/ Gerardo de Nicolás Gutiérrez
By: Gerardo de Nicolás Gutiérrez

/s/ José Ignacio de Nicolás Gutiérrez
By: José Ignacio de Nicolás Gutiérrez